AMC NETWORKS INC. REPORTS SECOND QUARTER 2022 RESULTS
New York, NY – August 5, 2022: AMC Networks Inc. (“AMC Networks” or the “Company”) (NASDAQ: AMCX) today reported financial results for the second quarter ended June 30, 2022.
Interim Chief Executive Officer Matt Blank said: "AMC Networks delivered a solid second quarter, benefiting from strong subscriber growth for our differentiated streaming services as we execute on our strategy to super-serve passionate audiences with a curated, targeted content experience. We added nearly 1.3 million new subscribers in aggregate across our streaming portfolio, ahead of our forecast, to end the quarter with 10.8 million total paying subscribers. As we leverage our strong linear business, we are seeing increasing demand for our digital and advanced advertising opportunities. And our content creation strengths were on full display in the quarter, with viewership records, widespread critical acclaim for new and returning series including for Better Call Saul and Dark Winds, and Emmy Award nominations across major categories. We are building our business in a steady, disciplined and sustainable fashion, positioning ourselves for future growth and delivering shareholder value."
Operational Highlights:
•Grew streaming subscribers 46% to 10.8 million subscribers as of June 30, 2022, from 7.4 million in the prior year, driven by the AMC+ premium streaming bundle launch in Spain and strong content offerings
•Received 12 Emmy nominations, including seven for Better Call Saul
•Renewed two AMC original series, Moonhaven and Dark Winds, for second seasons
•Ordered a third new series in The Walking Dead universe, featuring original stars Andrew Lincoln and Danai Gurira
•Acquired North American rights to new series Monsieur Spade, from Emmy Winners Scott Frank and Tom Fontana, featuring Clive Owen in the iconic role of Sam Spade, the beloved character created by Dashiell Hammett and featured in The Maltese Falcon
•Expanded streaming distribution footprint in India with the launch of AMC+ on Amazon Prime Video Channels
Second Quarter Ended June 30, 2022 – Financial Highlights:
•Net revenues decreased 4% to $738 million as compared to the prior-year. Reported streaming revenues grew 20% and normalized(1) streaming revenues grew 36%, offset by several timing impacts in the quarter, including expected lower affiliate, content licensing, and advertising revenues, and unfavorable foreign exchange translation
•Operating income increased 125% to $153 million. The prior-year quarter included impairment and other charges of $143 million associated with a one-time litigation-related settlement payment
•Adjusted Operating Income(2) decreased 22% to $196 million, with a margin of 26%, as compared to the prior-year quarter due to the timing of increased investments in content and marketing to drive subscriber and streaming revenue growth
•Diluted EPS of $1.91; Adjusted EPS(2) of $2.06
•Net cash provided by operating activities of $41 million; Free Cash Flow(2) of $7 million
•On track to achieve long-term subscriber goal of 20 million to 25 million streaming subscribers by 2025, with 10.8 million streaming subscribers as of June 30, 2022
◦Second quarter net streaming subscriber additions of 1.3 million, led by the June 2022 launch of AMC+ in Spain
•Reaffirming full year 2022 financial outlook of low-single-digit total company revenue growth, Adjusted Operating Income approximately 10% lower than the full year 2021 due to increased strategic content, marketing, and technology investments, and Free Cash Flow of approximately $100 million
(1) Excluding the one-time beneficial impact of a distribution agreement renewal in the prior-year quarter.
(2) See page 4 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Dollars in thousands, except per share amounts	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Net Revenues	$738,025	$771,392	(4.3)%	$1,450,182	$1,463,133	(0.9)%
Operating Income	$153,203	$68,256	124.5%	$327,880	$237,964	37.8%
Adjusted Operating Income	$195,542	$250,637	(22.0)%	$406,726	$488,616	(16.8)%

Diluted Earnings Per Share	$1.91	$0.83	130.1%	$4.29	$2.84	51.1%
Adjusted Earnings Per Share	$2.06	$3.45	(40.3)%	$4.60	$6.43	(28.5)%

Net cash provided by operating activities	$40,729	$23,604	72.6%	$17,174	$131,167	(86.9)%
Free Cash Flow	$7,129	$3,844	85.5%	$(29,519)	$100,406	(129.4)%
Segment Results:
(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Net Revenues:
Domestic Operations	$621,102	$639,015	(2.8)%	$1,226,645	$1,212,984	1.1%
International and Other	125,771	138,277	(9.0)%	235,622	259,444	(9.2)%
Inter-segment Eliminations	(8,848)	(5,900)	(50.0)%	(12,085)	(9,295)	(30.0)%
Total Net Revenues	$738,025	$771,392	(4.3)%	$1,450,182	$1,463,133	(0.9)%

Operating Income (Loss):
Domestic Operations	$188,812	$88,116	114.3%	$387,334	$304,575	27.2%
International and Other	14,087	19,963	(29.4)%	31,442	16,801	87.1%
Corporate / Inter-segment Eliminations	(49,696)	(39,823)	(24.8)%	(90,896)	(83,412)	(9.0)%
Total Operating Income	$153,203	$68,256	124.5%	$327,880	$237,964	37.8%

Adjusted Operating Income (Loss):
Domestic Operations	$209,489	$250,140	(16.3)%	$428,708	$492,673	(13.0)%
International and Other	19,187	25,105	(23.6)%	42,199	48,668	(13.3)%
Corporate / Inter-segment Eliminations	(33,134)	(24,608)	(34.6)%	(64,181)	(52,725)	(21.7)%
Total Adjusted Operating Income	$195,542	$250,637	(22.0)%	$406,726	$488,616	(16.8)%

Domestic Operations
Second Quarter Results:
•Domestic Operations' revenues decreased 3% to $621 million compared to the prior-year quarter
◦Distribution and other revenues decreased 2% to $419 million; excluding the one-time beneficial impact of a distribution agreement renewal in the prior-year quarter, distribution and other revenues increased 2%
▪Subscription revenues grew 1% due to increased streaming revenues driven by strong subscriber growth on our streaming services and contractual affiliate rate increases, partially offset by declines in the linear subscriber universe; excluding the one-time beneficial impact of a distribution agreement renewal in the prior-year quarter, subscription revenues increased 5%
•Reported streaming revenues increased 20%; normalized streaming revenues increased 36%
•Reported and normalized affiliate revenues declined in the mid-single-digits due to basic subscriber declines
▪Content licensing revenues decreased 13% to $72 million due to the expected timing of deliveries in the quarter
◦Advertising revenues decreased 5% to $202 million due to lower linear ratings, partially offset by higher year-over-year AMC Originals impressions, pricing, and digital growth
•Operating income increased 114% to $189 million in the quarter, which included impairment and other charges of $143 million associated with a one-time litigation-related settlement payment in the prior-year quarter
•Adjusted Operating Income, with a margin of 34%, decreased 16% from the prior-year quarter to $209 million, reflecting revenue performance and additional investments in future top-line revenue growth, including content and subscriber acquisition and retention marketing

International and Other
Second Quarter Results:
•International and Other revenues for the second quarter decreased 9% to $126 million compared to the prior year; excluding the impact of foreign currency translation, revenues decreased 3%
◦Distribution and other revenues decreased 7% to $104 million, primarily due to the unfavorable impact of foreign currency translation at AMCNI; excluding the impact of foreign currency translation, distribution and other revenues decreased 2%
◦Advertising revenues decreased 16% to $22 million primarily due to the unfavorable impact of foreign currency translation; excluding the impact of foreign currency translation, advertising revenues decreased 7%
•Operating income decreased 29% to $14 million in the quarter, reflecting decreased revenues
•Adjusted Operating Income decreased 24% to $19 million in the quarter, reflecting decreased revenues and the unfavorable impact of foreign currency translation; excluding the impact of foreign currency translation, Adjusted Operating Income decreased 21%

Other Matters
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the quarter ended June 30, 2022, the Company did not repurchase any shares. As of June 30, 2022, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of July 29, 2022, the Company had 31,434,451 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-Q for the period ended June 30, 2022, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see pages 7-8 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 9 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 10-11 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its second quarter 2022 results. To listen to the call, please visit investors.amcnetworks.com.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is a global entertainment company known for its popular and critically-acclaimed content. Its brands include targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK, and the newest addition to its targeted streaming portfolio, the anime-focused HIDIVE streaming service, in addition to AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv and IFC Films. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind some of the biggest titles and brands known to a global audience, including The Walking Dead, the Anne Rice catalog and the Agatha Christie library. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues, net	$738,025	$771,392	$1,450,182	$1,463,133
Operating expenses:
Technical and operating (excluding depreciation and amortization)	325,772	338,841	610,009	619,413
Selling, general and administrative	231,819	198,618	462,472	390,153
Depreciation and amortization	27,231	22,604	49,821	47,850
Impairment and other charges	—	142,918	—	158,973
Restructuring and other related charges	—	155	—	8,780
Total operating expenses	584,822	703,136	1,122,302	1,225,169
Operating income	153,203	68,256	327,880	237,964
Other income (expense):
Interest expense	(31,980)	(31,519)	(62,777)	(66,261)
Interest income	2,467	3,008	4,927	5,350
Loss on extinguishment of debt	—	—	—	(22,074)
Miscellaneous, net	(742)	14,174	5,086	19,580
Total other expense	(30,255)	(14,337)	(52,764)	(63,405)
Income from operations before income taxes	122,948	53,919	275,116	174,559
Income tax expense	(33,028)	(11,321)	(74,662)	(37,236)
Net income including noncontrolling interests	89,920	42,598	200,454	137,323
Net income attributable to noncontrolling interests	(6,491)	(6,713)	(12,837)	(14,417)
Net income attributable to AMC Networks’ stockholders	$83,429	$35,885	$187,617	$122,906

Net income per share attributable to AMC Networks’ stockholders:
Basic	$1.93	$0.84	$4.36	$2.91
Diluted	$1.91	$0.83	$4.29	$2.84

Weighted average common shares:
Basic	43,192	42,481	42,987	42,207
Diluted	43,679	43,382	43,697	43,277

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$188,812	$14,087	$(49,696)	$153,203
Share-based compensation expenses	3,172	467	5,044	8,683
Depreciation and amortization	13,439	4,633	9,159	27,231
Restructuring and other related charges	—	—	—	—
Impairment and other charges	—	—	—	—
Cloud computing amortization	5	—	2,359	2,364
Majority owned equity investees AOI	4,061	—	—	4,061
Adjusted operating income (loss)	$209,489	$19,187	$(33,134)	$195,542

	Three Months Ended June 30, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$88,116	$19,963	$(39,823)	$68,256
Share-based compensation expenses	7,292	913	8,057	16,262
Depreciation and amortization	11,716	4,328	6,560	22,604
Restructuring and other related charges	216	(17)	(44)	155
Impairment and other charges	143,000	(82)	—	142,918
Cloud computing amortization	—	—	642	642
Majority owned equity investees AOI	(200)	—	—	(200)
Adjusted operating income (loss)	$250,140	$25,105	$(24,608)	$250,637

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$387,334	$31,442	$(90,896)	$327,880
Share-based compensation expenses	6,845	1,221	8,746	16,812
Depreciation and amortization	25,575	9,536	14,710	49,821
Restructuring and other related charges	—	—	—	—
Impairment and other charges	—	—	—	—
Cloud computing amortization	12	—	3,259	3,271
Majority owned equity investees AOI	8,942	—	—	8,942
Adjusted operating income (loss)	$428,708	$42,199	$(64,181)	$406,726

	Six Months Ended June 30, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$304,575	$16,801	$(83,412)	$237,964
Share-based compensation expenses	12,931	2,144	14,633	29,708
Depreciation and amortization	25,089	9,277	13,484	47,850
Restructuring and other related charges	2,643	4,473	1,664	8,780
Impairment and other charges	143,000	15,973	—	158,973
Cloud computing amortization	—	—	906	906
Majority owned equity investees AOI	4,435	—	—	4,435
Adjusted operating income (loss)	$492,673	$48,668	$(52,725)	$488,616

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Capitalization	June 30, 2022
Cash and cash equivalents	$817,344

Credit facility debt (a)	$658,125
Senior notes (a)	2,200,000
Total debt	$2,858,125

Net debt	$2,040,781

Finance leases	25,075
Net debt and finance leases	$2,065,856

	Twelve Months Ended June 30, 2022
Operating Income (GAAP)	$579,838
Share-based compensation expense	35,029
Depreciation and amortization	95,852
Impairment and other charges	637
Restructuring and other related charges	1,598
Cloud computing amortization	4,771
Majority owned equity investees	16,455
Adjusted Operating Income (Non-GAAP)	$734,180

Leverage ratio (b)	2.8	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended June 30, 2022. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

Free Cash Flow	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021		2022	2021
Net cash provided by operating activities	$40,729	$23,604		$17,174	$131,167
Less: capital expenditures	(10,026)	(10,312)		(21,554)	(18,849)
Less: distributions to noncontrolling interests	(23,574)	(9,448)		(25,139)	(11,912)
Free cash flow	$7,129	$3,844	$3,844	$(29,519)	$100,406

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Diluted Earnings Per Share
	Three Months Ended June 30, 2022
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$122,948	$(33,028)	$(6,491)	$83,429	$1.91
Adjustments:
Amortization of acquisition-related intangible assets	10,396	(2,059)	(1,680)	6,657	0.15
Impairment and other charges	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$133,344	$(35,087)	$(8,171)	$90,086	$2.06

	Three Months Ended June 30, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$53,919	$(11,321)	$(6,713)	$35,885	$0.83
Adjustments:
Amortization of acquisition-related intangible assets	9,322	(1,474)	(2,950)	4,898	0.11
Impairment and other charges	142,918	(34,254)	—	108,664	2.51
Restructuring and other related charges	155	(46)	16	125	—
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$206,314	$(47,095)	$(9,647)	$149,572	$3.45

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Diluted Earnings Per Share
	Six Months Ended June 30, 2022
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$275,116	$(74,662)	$(12,837)	$187,617	$4.29
Adjustments:
Amortization of acquisition-related intangible assets	20,960	(4,146)	(3,360)	13,454	0.31
Impairment and other charges	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$296,076	$(78,808)	$(16,197)	$201,071	$4.60

	Six Months Ended June 30, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$174,559	$(37,236)	$(14,417)	$122,906	$2.84
Adjustments:
Amortization of acquisition-related intangible assets	18,863	(2,970)	(5,977)	9,916	0.23
Impairment and other charges	158,973	(38,078)	—	120,895	2.79
Restructuring and other related charges	8,780	(1,032)	(13)	7,735	0.18
Loss on extinguishment of debt	22,074	(5,257)	—	16,817	0.39
Adjusted Results (Non-GAAP)	$383,249	$(84,573)	$(20,407)	$278,269	$6.43